UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2023, Aytu BioPharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain investors named therein (the “Purchasers”), and a placement agency agreement (the “PAA”) with Maxim Group LLC (the “Placement Agent”), pursuant to which the Company agreed to issue and sell to investors in the offering (the “Offering”) an aggregate of 1,743,695 shares (the “Offered Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pre-funded warrants in lieu of Offered Shares to purchase 430,217 shares of Common Stock (the “Pre-Funded Warrants”), accompanying Tranche A warrants to purchase 2,173,912 shares of Common Stock (the “Tranche A Warrants”), and accompanying Tranche B warrants to purchase 2,173,912 shares of Common Stock (the “Tranche B Warrants”, and together with the Tranche A Warrants, the “Common Warrants”) in a best-efforts offering. The Common Warrants may be exercised for either shares of Common Stock or pre-funded warrants to purchase Common Stock at a future exercise price of $0.0001 per share in the same form as the Pre-Funded Warrant (the “Exchange Warrants”). The aggregate proceeds to the Company from the Offering are expected to be approximately $4 million before deducting placement agent fees and other estimated offering expense payable by the Company, and excluding the proceeds, if any, from the exercise of the Pre-Funded Warrants or Common Warrants. The Offering is expected to close on June 13, 2023, subject to customary closing conditions.

Each Offered Share, together with the accompanying Common Warrants, is being sold at a public offering price of $1.84. Each Pre-Funded Warrant, together with the accompanying Common Warrants, is being sold at a public offering price of $1.8399.

Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. A holder (together with its affiliates) may not exercise any portion of the Common Warrants, Pre-Funded Warrants, or Exchange Warrants if, immediately after exercise, such holder shall own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s warrants up to 9.99% or 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

The Common Warrants will be immediately exercisable at a price of $1.59 per share (or $1.5899 per Exchange Warrant). The Tranche A Warrants will expire upon the earlier of (i) five years after the date of issuance, and (ii) 30 days following the closing price of the Company’s Common Stock equaling 200% of the exercise price for at least 40 consecutive trading days. The Tranche B Warrants will expire upon the earlier of (x) five years after the date of issuance, and (y) 30 days following the Company’s achievement of consolidated trailing twelve-month adjusted EBITDA, as defined in the Purchase Agreement, of $12 million.

Additionally, pursuant to the terms of the Purchase Agreement, the Company will provide Nantahala Capital Management, LLC (“Nantahala”), an investor in the Offering, the right to appoint one member of the Company’s Board of Directors (the “Board”) and one member of each Board Committee as well as the right to nominate an additional Board member mutually agreeable to Nantahala and the Company. Upon the closing of the Offering, the Company shall appoint Abhinav Jain to the Board and to each of the Audit Committee, Compensation Committee, and Nominating and Governance Committee of the Board, pursuant to such right.

The Purchase Agreement and PAA contain customary representations, warranties and agreements by the Company, customary conditions to closing, and indemnification obligations of the Company and the Purchasers. The representations, warranties and covenants contained in the Purchase Agreement and PAA were made only for purposes of such agreements and as of a specific date, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Company engaged Maxim Group LLC as the Company’s sole placement agent for the Offering pursuant to the PAA. Pursuant to the PAA, the Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds of the Offering, plus reimbursement of certain expenses and legal fees.

Copies of the forms of Pre-Funded Warrant, Tranche A Warrant, and Tranche B Warrant are filed hereto as Exhibits 4.1, 4.2, and 4.3, respectively. Copies of the forms of Purchase Agreement and PAA are filed hereto as Exhibits 10.1 and 10.2. The foregoing descriptions of the terms of the Pre-Funded Warrant, Tranche A Warrant, Tranche B Warrant, the Purchase Agreement and the PAA are qualified in their entirety by reference to such exhibits.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.02.

Pursuant to the terms of the Purchase Agreement, effective as of the closing of the Offering, the size of the Board will be increased from four (4) to five (5), and Abhinav Jain shall be appointed to the Board. Mr. Jain’s term will expire at the 2024 annual meeting of stockholders, until his successor is duly elected and qualified or until his earlier death, resignation or removal. In connection with Mr. Jain’s appointment to the Board, upon the closing of the Offering, Mr. Jain will be appointed to the Company’s Audit Committee, Compensation Committee, and Nominating and Governance Committee.

Mr. Jain will participate in the Company's non-employee director compensation program. A complete description of the non-employee director compensation program is set forth in the Company's proxy statement for the 2023 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 7, 2023 and is incorporated herein by this reference.

There are no family relationships between Mr. Jain and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the transactions contemplated by the Purchase Agreement.

Item 8.01 Other Events.

On June 9, 2023, the Company issued a press release announcing the Offering and Board appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward-looking statements include but are not limited to statements about the Offering and other statements that are not historical facts. These forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those projected, including but not limited to the risks that the Offering does not occur when expected or at all because required conditions to closing are not satisfied on a timely basis or at all. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-1/A (File No. 333-271556) filed with the SEC on June 5, 2023)

4.2	Form of Tranche A Warrant (incorporated by reference to Exhibit 4.11 to the Registration Statement on Form S-1/A (File No. 333-271556) filed with the SEC on June 5, 2023)

4.3	Form of Tranche B Warrant (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-1/A (File No. 333-271556) filed with the SEC on June 5, 2023)

5.1	Opinion of Dorsey & Whitney LLP

10.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1/A (File No. 333-271556) filed with the SEC on June 5, 2023)

10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.43 to the Registration Statement on Form S-1/A (File No. 333-271556) filed with the SEC on June 5, 2023)

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)

99.1	Press Release dated June 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aytu BioPharma, Inc.

Date:	June 12, 2023	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer